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                                                                    EXHIBIT 99.1

CONTACTS:

W. Phillip Marcum                                Philip Bourdillon/Eugene Heller
President and CEO                                Silverman Heller Associates
303-785-8080                                     310-208-2550

          METRETEK TECHNOLOGIES RECEIVES NASDAQ DELISTING NOTIFICATION

               -- Requests Hearing for Appeal to Retain Listing --


DENVER - AUGUST 20, 2002 - METRETEK TECHNOLOGIES, INC. (NASDAQ:MTEK) today announced that it received a Nasdaq Staff Determination letter on August 14, 2002, indicating that the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq SmallCap Market, set forth in Marketplace Rule 4410(c)(8)(D), and that the Company was not eligible for an additional grace period because it did not meet the $5 million stockholders' equity requirement under Marketplace Rule 4310(c)(2)(A).

The Staff Determination letter informed the Company that, due to such non-compliance, the Company's common stock was subject to delisting from the Nasdaq SmallCap Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The Company has been advised by Nasdaq that the hearing request will stay the delisting pending the outcome of the hearing, the date of which has not yet been set. There can be no assurance that the Panel will grant the Company's request for continued listing. If the Panel upholds the Staff Determination, the Company's common stock will be delisted from the Nasdaq Small Cap Market. If the common stock is delisted, it is expected to be traded on the Over-the-Counter (OTC) Bulletin Board.

Metretek Technologies, Inc. through its subsidiaries -- PowerSecure, Inc.; Metretek, Incorporated; and Southern Flow Companies, Inc. -- is a diversified provider of energy technology products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, such as statements about future earnings, revenues, and other future financial and non-financial items, performance or events; statements about proposed products, services, technologies or businesses; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company's ability to maintain the listing of its common stock on the Nasdaq SmallCap Market; the Company's ability to obtain sufficient capital and liquidity on favorable terms, to meet its operating, working capital and debt service requirements and to fund the growth of its business; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to benefit from organizational changes at its Metretek, Incorporated subsidiary; the Company's ability to attract, retain and motivate key personnel; the effects of competition in the Company's current and anticipated markets; the effects of the resolution of pending and future litigation and disputes;


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changes in the energy industry in general and the natural gas and electricity markets in particular; the ability of the Company to secure and maintain key contracts and relationships; general economic, market and business conditions; and other factors, risks, and uncertainties described from time to time in the Company's reports and filings with the Securities and Exchange Commission, including but not limited to the Company's most recent Form 10-KSB and Form 10-QSB and subsequently filed Forms 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

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